Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated September 25, 2020, relating to the balance sheet of Periphas Capital Partnering Corporation as of September 14, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 11, 2020 (inception) through September 14, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 5, 2020